Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ChromaDex Corporation of our report dated March 16, 2011, relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of ChromaDex Corporation and Subsidiaries for the year ended January 1, 2011.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
September 1, 2011